Exhibit 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned officers of Lions Gate Entertainment Corp. (the “Company”), pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to their knowledge:

(i) the Form 10-Q of the Company (the “Report”) for the quarterly period ended June 30, 2007, fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the period covered by this report.

/s/  Jon Feltheimer
Jon Feltheimer
Chief Executive Officer

Date: August 9, 2007

/s/  James Keegan
James Keegan
Chief Financial Officer

Date: August 9, 2007